UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2017

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 11, 2017 (the “Closing Date”), CIRCOR International, Inc., a Delaware corporation (the “Company”), completed the acquisition of the fluid handling business (the “Business”) of Colfax Corporation, a Delaware corporation (“Colfax”) (the “Transaction”). The Transaction was effected pursuant to the Purchase Agreement, dated as of September 24, 2017 (the “Purchase Agreement”), by and between Colfax and the Company.

Item 1.01.    Entry into a Material Definitive Agreement.

Stockholder Agreement

In connection with the Company’s issuance of the Stock Consideration (as defined below) to Colfax, in partial consideration of the Transaction, on the Closing Date the Company and Colfax entered into a Stockholder Agreement (the “Stockholder Agreement”). The Stockholder Agreement imposes certain restrictions on Colfax, including prohibiting certain transfers of the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued to Colfax (i) until six months after the date of the Stockholder Agreement (the “Lock-Up Period”) or (ii) to certain competitors of the Company or certain other parties that beneficially own more than 5% of the Company’s then outstanding voting shares. Colfax is also subject to customary standstill limitations, including but not limited to, acquiring, offering or seeking to acquire any securities of the Company, participating in any acquisition of assets or business of the Company, participating in any “tender offer” involving securities of the Company, or otherwise acting in concert with others to seek to change, control or influence the board of directors or stockholders of the Company.

Under the Stockholder Agreement, so long as Colfax beneficially owns at least 5% of the total outstanding shares of Common Stock, Colfax agrees to vote its shares of Common Stock in a manner proportionally consistent with the vote of shares of Common Stock held by other stockholders of the Company. Colfax is also required to cause each voting security over which it has voting control to be voted at all meetings of stockholders of the Company.

After the expiration of the Lock-Up Period, Colfax has the right to demand that the Company register Colfax’s shares for resale pursuant to a Registration Statement on Form S-3 or such other registration form as the Company is eligible to use, which the Company will use its reasonable best efforts to file within 90 days of the Closing Date, if such a registration statement for Colfax’s shares is not already effective. Colfax also has the right to demand that the Company file a prospectus supplement to an effective Registration Statement on Form S-3 (a “Takedown Prospectus Supplement”) covering Colfax’s shares, and to effect an underwritten public offering pursuant to the Takedown Prospectus Supplement (an “Underwritten Offering”). Colfax is entitled to demand three Underwritten Offerings in a twelve-month period. The Company has the right to refuse Colfax’s demands to effect an Underwritten Offering in certain situations. Colfax also has the right to receive notice of any underwritten public offering of the Company’s securities, and to request to participate in such underwritten public offering, subject to certain limitations. Pursuant to the Stockholder Agreement, the Company will pay all expenses incurred in connection with Colfax’s registration rights (including reasonable fees of a single outside counsel and local counsel for Colfax), other than Colfax’s underwriting discounts. The Stockholder Agreement will terminate upon such time as there are no more shares of Common Stock covered by the Stockholder Agreement.

The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the Stockholder Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Credit Agreement

On the Closing Date, the Company entered into a new Credit Agreement (the “New Credit Agreement”), by and among the Company, as borrower, certain domestic subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as term loan administrative agent and collateral agent, SunTrust Bank, as revolver administrative agent, swing line lender and a letter of credit issuer, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as joint-lead arrangers and joint-bookrunners, and Citizens Bank, N.A. and HSBC Securities (USA) Inc. as co-managers. The New Credit Agreement provides for a seven-year senior secured term loan which was funded at closing in full, in an aggregate principal amount of $785.0 million, and a five-year senior secured revolving credit facility, available in an aggregate principal amount of up to $150.0 million. The term loan requires scheduled quarterly payments each in an amount equal to 0.25% of the initial aggregate principal amount of the term loan at closing, beginning with the quarter ending March 31, 2018, with the balance due at maturity. Additional loans of up to $150.0 million (plus the amount of certain voluntary prepayments) and an unlimited amount subject to compliance with a first lien net leverage ratio of 4.90 to 1.00 may be made available under the New Credit Agreement upon request of the Company subject to specified terms and conditions. The Company may repay any borrowings under the New Credit Agreement at any time, subject to certain limited and customary restrictions stated in the New Credit Agreement; provided, however, that if the Company prepays all or any portion of the term loan in connection with a repricing transaction on or prior to the 6-month anniversary of the Closing Date, the Company must pay a prepayment premium of 1.0% of the aggregate principal amount of the term loan so prepaid. The outstanding principal amounts bear interest at a fluctuating rate per annum plus an applicable margin of 3.50% with respect to LIBOR loans and 2.50% with respect to base rate loans.

The New Credit Agreement contains customary representations and warranties for the benefit of the Lenders. Pursuant to the New Credit Agreement, the Company must comply with various non-financial covenants and, with respect to the revolving credit facility, a springing maximum first lien net leverage ratio covenant. The primary non-financial covenants include, but are not limited to, restrictions on the Company’s ability to conduct certain mergers or acquisitions, sell certain assets, incur certain future indebtedness or liens, sell or acquire certain subsidiaries, make certain restricted payments and make certain investments or loans. The New Credit Agreement also includes certain customary events of default, including, without limitation, payment defaults, representation or warranty inaccuracies, covenant violations, cross-defaults to other agreements evidencing indebtedness for borrowed money, invalidity of certain loan documents relating to the New Credit Agreement, certain judgments, bankruptcy and insolvency events and the occurrence of events constituting a Change of Control (as defined in the New Credit Agreement). The Lenders are entitled to accelerate repayment of the loans under the New Credit Agreement upon the occurrence and continuance of any events of default under the New Credit Agreement.

The New Credit Agreement replaced and terminated the Company’s prior Credit Agreement, dated as of May 11, 2017 (the “Prior Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, SunTrust Bank, as administrative agent, swing line lender and a letter of credit issuer, SunTrust Robinson Humphrey, Inc., KeyBanc Capital Markets Inc. and Citizens Bank, National Association, as joint-lead arrangers and joint-bookrunners, KeyBank National Association, as syndication agent, and Citizens Bank, National Association, as documentation agent. At the time it was replaced and terminated, the Company had approximately $274 million outstanding under the Prior Credit Agreement. On the Closing Date, the Company borrowed the entire principal amount of the term loan and $40 million of revolving loans to finance, in part, the cash portion of the purchase price for the Transaction, repay amounts outstanding under the Prior Credit Agreement, and pay related fees, expenses and other transaction costs. In addition, certain of the lenders and the other parties to the New Credit Agreement and their respective affiliates are lenders and/or agents under the Prior Credit Agreement, the indebtedness outstanding under which was repaid in connection with the Transaction, and as such have received a portion of the net proceeds from the loans under the New Credit Agreement.

Each Subsidiary Guarantor irrevocably and unconditionally guarantees all of the obligations under the New Credit Agreement. To secure their respective obligations under the New Credit Agreement, the Company and each Subsidiary Guarantor have granted a lien in favor of the secured parties thereunder, in substantially all of their assets, subject to certain customary exclusions.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the previously announced acquisition of the Business, pursuant to the Purchase Agreement. The Business is comprised of various companies and business assets, each of which was acquired by the Company or by a subsidiary of the Company.

In consideration of the Transaction, on the Closing Date, the Company issued 3,283,424 shares of Common Stock to Colfax (the “Stock Consideration”). The 3,283,424 shares issued to Colfax represents approximately 16.6% of the shares of Common Stock outstanding after the closing of the Transaction. The cash consideration for the Transaction totaled approximately $542.0 million, subject to certain post-closing adjustments and transaction-related payments (the “Cash Consideration”). The Cash Consideration was funded in part with amounts received under the New Credit Agreement described in Item 1.01 above.

Each of the Company and Colfax has agreed to customary representations, warranties and covenants in the Purchase Agreement. The representations and warranties survive for a period of 12 months after the Transaction, subject to specified exceptions. The Purchase Agreement also includes indemnification obligations of both the Company and Colfax in favor of the other party, including for breaches of representations, warranties and covenants included in the Purchase Agreement.

The foregoing description of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The representations and warranties in the Purchase Agreement reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders; in certain cases, these representations and warranties merely represent allocation decisions among the parties, have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself, may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. As such, the representations and warranties are solely for the benefit of the parties to the Purchase Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the New Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K relating to the issuance of the Stock Consideration pursuant to the Purchase Agreement, subject to the terms and conditions set forth in the Purchase Agreement, is incorporated by reference into this Item 3.02. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof and rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder. The shares of Common Stock were issued to Colfax, which is an “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Securities Act.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1
Purchase Agreement, dated as of September 24, 2017, by and between Colfax Corporation and CIRCOR International, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-14962), filed with the Securities and Exchange Commission on September 25, 2017†

10.1	Stockholder Agreement, dated December 11, 2017, between CIRCOR International, Inc. and Colfax Corporation
10.2
Credit Agreement, dated as of December 11, 2017, by and among CIRCOR International, Inc., as borrower, certain subsidiaries of CIRCOR International, Inc., as guarantors, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as term loan administrative agent and collateral agent, SunTrust Bank, as revolver administrative agent, swing line lender and a letter of credit issuer, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as joint-lead arrangers and joint-bookrunners, and Citizens Bank, N.A. and HSBC Securities (USA) Inc. as co-managers

† Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CIRCOR INTERNATIONAL, INC.

Date: December 12, 2017
By: /s/ Rajeev Bhalla
Name: Rajeev Bhalla
Title: Executive Vice President and Chief Financial Officer